UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20429
___________________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	March 1, 2007 (February 25, 2007)
GREEN MOUNTAIN POWER CORPORATION
(Exact name of Registrant as specified in charter)
Vermont	1-8291	03-0127430
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
163 ACORN LANE, COLCHESTER, VERMONT		05446
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code		(802) 864-5731
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On February 25, 2007, in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated June 21, 2006, among the Corporation, Northern New England Energy Corporation and Northstars Merger Subsidiary Corporation (the “Merger”), the Board of Directors of the Company adopted resolutions (the “Resolutions”) terminating the Green Mountain Power Corporation 2000 Stock Incentive Plan and the Green Mountain Power Corporation 2004 Stock Incentive Plan (the “Plans”), effective upon the completion of the Merger; provided, however, that any outstanding awards will continue to be governed by the terms of the respective Plans.

Section 8 — Other Events

Item 8.01. Other Events.

The Resolutions authorize the Company to suspend the cash purchase feature (but not the dividend reinvestment feature) of the Green Mountain Power Corporation Dividend Reinvestment and Stock Purchase Plan (the “DRIP”), which is available to the Company’s shareholders, effective March 1, 2007. The Resolutions also authorize the Company to terminate the DRIP in its entirety effective upon the completion of the Merger.

The Resolutions approving the suspension of the cash purchase feature of the DRIP, effective March 1, 2007, and the termination of the Plans and the DRIP, effective upon completion of the Merger, are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1
Resolutions of the Board of Directors of the Company adopted on February 25, 2007, suspending the cash purchase feature of the DRIP, effective March 1, 2007, and terminating the Plans and the DRIP, effective upon the completion of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007

GREEN MOUNTAIN POWER CORPORATION

By: /s/Dawn D. Bugbee
      Dawn D. Bugbee
        Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
Resolutions of the Board of Directors of the Company adopted on February 25, 2007, suspending the cash purchase feature of the DRIP, effective March 1, 2007, and terminating the Plans and the DRIP, effective upon the completion of the Merger.